UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No.1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation or organization)

81-0305822
(I.R.S. Employer Identification Number)

P.O. Box 643, Thompson Falls, Montana 59873 Phone: (406) 827-3523
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 John Gustavsen, 49 Steamboat Way, Thompson Falls, Montana 59873 Phone: (406) 827-3523
(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Smaller reporting company ☒
Non-accelerated filer ☐	Emerging growth company ☐

SEC 870 (05-19)
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	11,485,716	$0.45	$5,168,572.20	$670.88

(1) The shares will be offered for resale by selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.01 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2) Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock being registered in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on NYSE American, where the Company’s stock is listed, on August 24, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 8, 2020.

11,485,716 Shares

UNITED STATES
ANTIMONY CORPORATION

Common Stock

This prospectus relates to the resale, from time to time, of up to 11,485,716 shares of our common stock by the selling stockholders, including 5,742,858 shares of our common stock that are issuable upon the exercise of outstanding warrants to purchase our common stock held by the selling stockholders. The selling stockholders acquired 5,742,858 of the shares of common stock and the warrants to purchase 5,742,858 shares of our common stock pursuant to the securities purchase agreement dated July 23, 2020.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares. We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 5,742,858 shares of common stock offered hereby, would result in gross proceeds to us of  $2.64 million; however, we cannot predict when and in what amounts or if the warrants will be exercised and there can be no assurance the warrants will be exercised for cash, in which case we would not receive any cash proceeds.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 12. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the NYSE American under the symbol “UAMY”. The last reported sales price of our common stock on the NYSE American on September 8, 2020 was $0.50 per share.

An investment in our common stock involves significant risks. You should carefully consider the risk factors discussed in the prospectus before you make your decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2020

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	5

PROSPECTUS SUMMARY	6

RISK FACTORS	7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

DESCRIPTION OF PRIVATE PLACEMENT	8

USE OF PROCEEDS	8

SELLING STOCKHOLDERS	9

PLAN OF DISTRIBUTION	12

DESCRIPTION OF CAPITAL STOCK	13

LEGAL MATTERS	15

EXPERTS	16

WHERE YOU CAN FIND MORE INFORMATION	16

INCORPORATION OF DOCUMENTS BY REFERENCE	16

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. The selling stockholders may from time to time sell up to 11,485,716 shares of common stock, as described in this prospectus, in one or more offerings. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fee.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. A prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise required, “United States Antimony Corporation,” “UAMY,” “USAC,” “the Company,” “we,” “us,” “our” and similar terms refer to United States Antimony Corporation and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the information in our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus.

Overview

United States Antimony Corporation, or USAC, was incorporated in Montana in January 1970 to mine and produce antimony products. In December 1983, we suspended antimony mining operations but continued to produce antimony products from domestic and foreign sources. In April 1998, we formed United States Antimony SA de CV or USAMSA, to mine and smelt antimony in Mexico. Bear River Zeolite Company or BRZ, was incorporated in 2000, and it is mining and producing zeolite in southeastern Idaho. On August 19, 2005, USAC formed Antimonio de Mexico, S. A. de C. V. to explore and develop antimony and silver deposits in Mexico. Our principal business is the production and sale of antimony, silver, gold, and zeolite products. On May 16, 2012, we started trading on the NYSE MKT (now NYSE AMERICAN) under the symbol UAMY.

Corporate Information

Our corporate offices are located at 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873. Our telephone number is (406) 827-3523. Our Internet address is www.usantimony.com. On this web site, we post the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the U.S. Securities and Exchange Commission (“SEC”): our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements related to our annual stockholders’ meetings; and any amendments to those reports or statements. All such filings are available on our web site free of charge. The charters of our audit, nominating and governance and compensation committees and our Code of Ethics Policy are also available on our web site and in print to any stockholder who requests them. The content on our web site, or that can be accessed through our web site, is not part of this prospectus.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, as described under the caption “Incorporation of Documents by Reference” on page 16 of this prospectus.

 We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

The Offering

Common stock offered by the selling stockholders	11,485,716 shares, which includes 5,742,858 shares issuable upon the exercise of warrants
Common stock outstanding immediately before this offering	75,740,259 shares
Use of proceeds
All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. We will receive proceeds upon cash exercises of the warrants to purchase the shares of common stock offered hereby, if any. See the caption “Use of Proceeds” in this prospectus.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.
Terms of this offering
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

NYSE American symbol	“UAMY”

The number of shares of common stock outstanding is based on 75,740,259 shares outstanding as of September 8, 2020, and does not give effect to:

●	452,041 issued and outstanding warrants to purchase Common Stock at a price of $0.65 purchased pursuant to the December 2019 securities purchase agreement;
●	750,000 issued and outstanding (non-convertible) shares of Series B preferred stock;
●	177,904 issued and outstanding (non-convertible) shares of Series C preferred stock;
●	1,751,005 issued and outstanding (convertible to common stock on a 1:1 basis) shares of Series D preferred stock; and
●
5,742,858 shares of common stock underlying the warrants held by the selling stockholders at an exercise price of $0.46 per share that were purchased pursuant to the securities purchase agreement dated July 23, 2020.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The sections in our periodic reports, including our Annual Reports on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the risks and uncertainties that could contribute to these differences. Words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should carefully review and consider our forward-looking statements in light of those risks and uncertainties as you read this prospectus and documents incorporated by reference into this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

DESCRIPTION OF PRIVATE PLACEMENT

On July 23, 2020, we entered into a securities purchase agreement with the selling stockholders for the issuance and sale of an aggregate of 5,742,858 units, each unit consisting of (i) one share of our common stock, and (ii) one warrant to purchase one share of our common stock. The offering price of the units was $0.35 per unit. This price reflects a modest discount to the price of the common stock on July 23, 2020 because of the temporary illiquidity of the units. The warrants included in the units will become exercisable six months after the Issuance Date at a price of $0.46 per share and expire five years from the Issuance Date. The closing of the issuance and sale of these securities was consummated on July 27, 2020 (“Issuance Date”).

We received gross proceeds of $2.0 million from the sale of these securities, before deducting placement agent fees and offering expenses, and excluding the exercise of any warrants.

We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the securities purchase agreement with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock offered hereby.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 5,742,858 shares of common stock offered hereby, would result in gross proceeds to us of $2.64 million.

We intend to use any proceeds received by us from the cash exercise of the warrants for working capital and general corporate purposes. The proceeds shall not be used for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), for the redemption of any common stock or common stock equivalents, for the settlement of any outstanding litigation, or in violation of FCPA or OFAC regulations. Other than these statements, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the warrants may exercise the warrants at their own discretion and at any time until their expiration in accordance with the terms of the warrants. As a result, we cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. In addition, the warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the warrants.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Description of Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling stockholders have not had any material relationship with us within the past three years other than participating in prior securities offerings.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of July 27, 2020, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the “Description of Private Placement” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants issued to Anson, EAM, ETE, ETE III, CVI, Intracoastal, Ionic, L1, and Lind Global as a group, and to Hudson (as defined in the following table), a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, or 9.99% for Hudson, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder (1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering (2)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (3)	Number of Shares of Common Stock Owned After Offering (4)
			Number	Percentage
Anson Investments Master Fund LP (“Anson”)(5)	1,428,572	1,428,572	-	-
Empery Asset Master, Ltd (“EAM”)(6)	926,616	926,616	-	-
Empery Tax Efficient, LP (“ETE”)(7)	266,580	266,580	-	-
Empery Tax Efficient III, LP (“ETE III”)(8)	521,090	521,090	-	-
CVI Investments, Inc. (“CVI”)(9)	1,200,000	1,200,000	-	-
Hudson Bay Master Fund Ltd. (“Hudson”)(10)	1,714,286	1,714,286	-	-
Intracoastal Capital, LLC (“Intracoastal”)(11)	1,714,284	1,714,284	-	-
Ionic Ventures LLC (“Ionic”)(12)	1,428,571	1,428,571	-	-
L1 Capital Global Opportunities Master Fund (“L1”)(13)	1,142,858	1,142,858	-	-
Lind Global Partners, LLC (“Lind Global”)(14)	1,142,858	1,142,858	-	-

(1)      The information in this table and the related footnotes is based upon information supplied by the selling stockholders.

(2)      Represents the total number of shares of our common stock issued or issuable to each selling stockholder as of the date of this prospectus, without regard to ownership limitations described in footnotes (3) and (6) below, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling stockholders as of the date hereof.

(3)       Consists of the shares of common stock, including the shares of common stock underlying the warrants, issued in the July 2020 offering, see “Description of Private Placement” above. Assumes that none of the securities have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. All warrants, except the warrant issued to Hudson, contain beneficial ownership limitations, which provide that a holder of the warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (9.99% for Hudson) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

(4)      Assumes that, after the date of this prospectus and prior to completion of this offering, none of the selling stockholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such selling Stockholder other than as offered hereby.

(5)      The securities set forth in the table above consist of 714,286 shares of common stock and a warrant to purchase 714,286 shares of common stock. Anson is the record and beneficial owner of the securities set forth in the table, and shares voting and dispositive power over such securities with Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisors of Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam, and Mr. Nathoo each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

(6)      The securities set forth in the table above consist of 463,308 shares of common stock and a warrant to purchase 463,308 shares of common stock. EAM is the record and beneficial owner of the securities set forth in the table. Empery Asset Management LP, the authorized agent of EAM, has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(7)      The securities set forth in the table above consist of 133,290 shares of common stock and a warrant to purchase 133,290 shares of common stock. ETE is the record and beneficial owner of the securities set forth in the table. Empery Asset Management LP, the authorized agent of ETE, has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(8)      The securities set forth in the table above consist of 260,545 shares of common stock and a warrant to purchase 260,545 shares of common stock. ETE III is the record and beneficial owner of the securities set forth in the table. Empery Asset Management LP, the authorized agent of ETE III, has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

 (9)      The securities set forth in the table above consist of 600,000 shares of common stock and a warrant to purchase 600,000 shares of common stock. CVI is the record and beneficial owner of the securities set forth in the table. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

(10)     The securities set forth in the table above consist of 857,143 shares of common stock and a warrant to purchase 857,143 shares of common stock. Hudson is the record and beneficial owner of the securities set forth in the table. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(11)      The securities set forth in the table above consist of 857,142 shares of common stock and a warrant to purchase 857,142 shares of common stock. Intracoastal is the record and beneficial owner of the securities set forth in the table. Mitchell Kopin and Daniel Asher are the managers of Intracoastal. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(12)      The securities set forth in the table above consist of 714,286 shares of common stock and a warrant to purchase 714,286 shares of common stock. Ionic is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the managers of Ionic. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

(13)      The securities set forth in the table above consist of 571,429 shares of common stock and a warrant to purchase 571,429 shares of common stock. L1 is the record and beneficial owner of the securities set forth in the table. David Feldman is the portfolio manager of L1. Mr. Feldman disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(14)      The securities set forth in the table above consist of 571,429 shares of common stock and a warrant to purchase 571,429 shares of common stock. Lind Global is the record and beneficial owner of the securities set forth in the table. Jeff Easton is the managing member of Lind Global. Mr. Easton disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
settlement of short sales;

●
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●
a combination of any such methods of sale; or

●
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the United States Antimony Corporation restated articles of incorporation as amended and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Montana Business Corporation Act.

Our restated articles of incorporation as amended authorize us to issue up to 90,000,000 shares of common stock, par value $0.01 per share. On September 8, 2020, we had 75,740,259 shares of common stock outstanding, 750,000 shares of Series B preferred stock outstanding (non-convertible), 177,904 shares of Series C preferred stock outstanding (non-convertible), 1,751,005 shares of Series D preferred stock outstanding (convertible to common stock on a 1:1 basis), and 6,194,899 warrants outstanding to purchase common stock. On September 8, 2020 we had approximately 2,988 stockholders of record.

Common and Preferred Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. Cumulative voting is allowed.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

Shares of our Series B, Series C, and Series D preferred stock have the following rights, preferences and privileges:

Voting

Series B preferred stock is non-voting, except if and when dividends payable on any of the Series B preferred stock is in default. Holders of Series C preferred stock have the right to that number of votes equal to the number of shares of common stock issuable upon conversion of such Series C shares, and holders of Series D preferred stock may vote equally with the shares of the common stock of the Company and not as a separate class, and each holder of shares of Series D preferred stock is entitled to such number of votes as shall be equal to the whole number of shares of common stock into which such holder’s aggregate number of shares of Series D preferred stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Dividends and Liquidation Rights

Holders of Series B preferred stock are entitled to receive out of the net profits of the Company, when and if declared by the Board of Directors, cumulative dividends at the annual rate of one cent ($0.01) per share, payable on the 31st day of December. In the event of liquidation of the Company, holders of Series B preferred stock shall be entitled to receive, subject to the preference of the holders of the Series A preferred stock, $1.00 per share plus all accumulated dividends before any amounts shall be distributed among the holders of the common stock.

Holders of Series C preferred stock have no dividend rights. In the event of any liquidation or winding up of the Company, the holders of Series C shares shall be entitled to receive in preference to the holders of common stock an amount per share equal to $0.55, subject to the preferences of the holders of the Company’s outstanding Series B preferred stock.

Holders of Series D preferred stock have no dividend rights. In the event of (i) any merger, sale, liquidation, or winding up of the Company, or (ii) any sale of all or substantially all of the assets of the Company (including subsidiaries, joint ventures, or partnerships), or (iii) any other corporate change as defined in the Articles, the holders of Series D preferred stock are entitled to be paid out of the assets of the Company in preferences to the holders of common stock but after payment and satisfaction of the liquidation preferences of the holders of the Company’s outstanding Series B and Series C preferred stock, an amount per share equal to the greater of $2.50 or the equivalent market value of the number of shares of common stock into which each share of Series D preferred is convertible. Additional rights for holders of Series D preferred stock are outlined in the Articles.

Other

Additional rights of holders of preferred stock are outlined in the Restated Articles of Incorporation as amended and attached hereto as an exhibit.

Warrants

As of July 27, 2020, we had outstanding (i) five-year warrants to purchase 5,742,858 shares of common stock underlying warrants at an exercise price of $0.46 per share issued in the July 2020 private placement, and (ii) warrants to purchase 452,041 shares of common stock underlying warrants at an exercise price of $0.65 per share issued in the December 2019 private placement.

Registration Rights

In connection with the July 2020 private placement, we entered into a registration rights agreement with the selling stockholders under which we have agreed to file the registration statement of which this prospectus is a part with the SEC, covering the resale of the 5,742,858 shares of common stock issued in the July 2020 private placement and the 5,742,858 shares of common stock issuable upon exercise of the warrants issued in the July 2020 private placement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC, Issuer Direct Corporation, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603.

Stock Exchange Listing

Our common stock is listed for trading on NYSE American under the symbol “UAMY.”

Limitation of Liability and Indemnification

Our Amended and Restated Bylaws (“Bylaws”) limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Montana Business Corporation Act. We have also obtained directors’ and officers’ liability insurance coverage in the amount of $5,000,000.

The foregoing discussion of our Bylaws and directors’ and officers’ liability insurance is not intended to be exhaustive and is qualified in its entirety by such Bylaws and insurance policy, and applicable law, including the Montana Business Corporation Act.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Stoel Rives LLP, Boise, Idaho.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019 incorporated by reference in this Prospectus and the registration statement have been so incorporated in reliance on the report of DeCoria, Maichel & Teague, P.S, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting.  The audit report covering the December 31, 2019 consolidated financial statements contains an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern.

An opinion of counsel as to the legality of the securities being registered pursuant to the registration statement has been provided by Stoel Rives LLP, a law firm, which opinion is incorporated by reference herein and in the registration statement and is attached as an exhibit hereto.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the shares of common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC.

The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●   our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 14, 2020;

●   all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the 2019 fiscal year, including a Form 8-K filed with the SEC on June 19, 2020 and July 27, 2020 and our Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2020, filed with the SEC on May 15, 2020 and for the three- and six-month period ended June 30, 2020, filed with the SEC on August 19, 2020; and

●   the description of our common stock contained in our Registration Statement filed on Form 8-A filed on May 16, 2012, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

  We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to United States Antimony Corporation, Attn: Corporate Secretary, 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be accessed at http://www.sec.gov. You also may access these filings on our website at www.usantimony.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.
Other Expenses of Issuance and Distribution

The following table sets forth the various expenses incurred or to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates and are given subject to future contingencies.

SEC Registration and Filing Fees	$671
Accounting Fees and Expenses	-
Legal Fees and Expenses	$31,000
Federal Taxes	-
State Taxes	-
Trustees’ and Transfer Agents’ Fees	-
Printing, Messenger, Telephone and Delivery Expenses	-
Miscellaneous	$10,000
Total $	41,671

Item 14.
Indemnification of Directors and Officers

Montana Business Corporation Act. As a Montana corporation, the Company is subject to the Montana Business Corporation Act (MCA 35-14-101 et seq., the “MBCA”), which provides mandatory indemnification by the Company for a director who was wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation. The MBCA also provides for (i) permissible indemnification in certain circumstances as provided under Section 35-14-851, (ii) an advance for expenses under Section 35-14-853, and (ii) court-ordered indemnification in certain circumstances as provided under Section 35-14-854. All other provisions of the MBCA governing indemnification applies to the Company except when the MBCA allows the Company’s Restated Articles of Incorporation as amended and/or Bylaws to govern.

Amended and Restated Bylaws. Our Bylaws provide for the indemnification of our directors and officers and provides a right of reimbursement or advancement of expenses as detailed further in our Bylaws.

Insurance Policies. The Company has directors’ and officers’ liability insurance in an amount of $5,000,000. We intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our Bylaws, insurance policies, and the Act is not intended to be exhaustive and is qualified in its entirety by such Bylaws, insurance policies, the Act or any other applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.
Exhibits

(a) Exhibits. The exhibits to this registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17.
Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S–1 (§ 239.11 of this chapter), Form S–3 (§ 239.13 of this chapter), Form SF–3 (§ 239.45 of this chapter) or Form F–3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thompson Falls, State of Montana, on September 8, 2020.

UNITED STATES ANTIMONY CORPORATION

By_____/s/ John C. Gustavsen________________________
John C. Gustavsen, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Daniel Parks
Daniel Parks, Chief Financial Officer

By: /s/ Alicia Hill
Alicia Hill, Controller

By: /s/ Jeffrey Wright
Jeffrey Wright, Director

By: /s/ Craig W. Thomas
Craig W. Thomas, Director

By: /s/ Russell C. Lawrence
Russell C. Lawrence, Director

EXHIBIT INDEX

ExhibitNumber	Description
3.1	Restated Articles of Incorporation, as amended as of July 23, 2020, filed herewith.
3.2	Amended and Restated Bylaws (Incorporated by reference to Form 8-K filed on December 15, 2012).
4.1	Form of Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on July 27, 2020).
4.2	Form of Registration Rights Agreement (Incorporated by reference to Form 8-K filed on July 27, 2020).
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K filed on July 27, 2020).
5.1	Opinion of Stoel Rives LLP with respect to the legality of the securities being registered, filed herewith.
5.2	Consent of DeCoria, Maichel, and Teague, P.C., as auditor, filed herewith.